                                                                    Exhibit 10.5

                                CREDIT AGREEMENT

CREDIT AGREEMENT made this 31st day of October, 2000 by and between OXTAILS CORP., a Florida corporation (the "Lender"), and ACKEEOX CORP., a Florida corporation (the "Borrower").

                                    RECITAL:

The Lender has agreed to extend a revolving line of credit facility to the Borrower (the "Revolver") under which the Lender agrees to make advances to the Borrower from time to time in an aggregate principal amount at any one time outstanding not to exceed eighty thousand dollars ($80,000), subject to the following terms and conditions.

NOW THEREFORE, based on the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AMOUNT

Subject to the terms and conditions contained herein, the Lender agrees to make advances to the Borrower from time to time in an aggregate principal amount at any one time outstanding not to exceed eighty thousand dollars ($80,000). The Borrower's indebtedness under the Revolver shall be evidenced by a promissory note (the "Note") in said amount to be executed and delivered by the Borrower to the order of the Lender. The Note shall be in the form attached hereto as EXHIBIT "A".

2. INTEREST RATE

Indebtedness incurred under the Revolver shall bear interest at the rate of nine percent (9%) per annum. Interest shall be computed on a daily basis, based on a 360-day year and shall be payable monthly commencing on the last day of the first month following a disbursement under the Revolver, and continuing on the last day of each month thereafter.

3. PRINCIPAL REPAYMENT AND MATURITY

The principal outstanding under the Revolver shall be due and payable in full, together with any and all accrued and unpaid interest thereon, on October 31, 2001 (the "Maturity Date").

4. USE OF PROCEEDS

The Revolver shall be used by the Borrower to cover the expenses of the Borrower's initial public offering and for working capital purposes which arise in the ordinary course of the Borrower's business. The Borrower may use the Revolver by borrowing thereunder, repaying the Revolver in whole or in part, and reborrowing, all in accordance with the terms and conditions contained herein, provided, however, that at the time of each request for a borrowing hereunder, the Borrower shall not be in default hereunder.

5. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows: (a) the execution and performance of this Agreement and the Note are valid and binding obligations of the Borrower, enforceable in accordance with their respective terms; (b) there are no actions, suits, or proceedings pending or threatened at law or in equity, or before or by any federal agency or instrumentality, domestic or foreign, which involve or would adversely affect the transactions contemplated herein or which could have an adverse effect on the Borrower's business or financial condition; (c) the Borrower is not in default under any contract, agreement, indenture, mortgage or other instrument to which it is a party or by which any of its assets may be bound; (d) the purpose for which the Borrower intends to use the proceeds of the Revolver does not violate any local, state or federal laws or regulations; (e) the Borrower has good and marketable title to all its property and assets and all such property and assets are free and clear of any liens, except liens for taxes not yet due; (f) the Borrower is duly formed, validly existing and in good standing under the laws of the State of Florida and has the power and authority to own its properties and carry on its business as now being conducted and to make and perform the terms of this Agreement and all other documents delivered by it in connection therewith; and (g) the execution and delivery of, and the consummation of the transactions contemplated under, this Agreement and all documents delivered by the Borrower in connection therewith have been duly authorized and approved by all necessary corporate and other action, and no other proceedings on the part of the Borrower are necessary or required under the laws of the State of Florida, or under the Borrower's Articles of Incorporation or By-Laws, which have not been duly taken, and the Borrower has the requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement pertaining to it and all of the applicable covenants and agreements contained herein or in any related documentation.

6. CONDITIONS PRECEDENT

As conditions precedent to the Lender's obligation to close and fund the Revolver, the Borrower will cause the following to be furnished to the Lender:

         (a) Evidence that the Borrower's insurable properties are adequately insured by financially sound and reputable insurers, in amounts not less than the full insurable value thereof;

         (b) Resolutions of the Borrower authorizing the Revolver and the execution of all documents required in connection with the Revolver;

         (c) The executed Note;

         (d) An agreement executed by Jerold H. Kritchman and Jayme A. Kritchman wherein they agree that the Borrower shall not redeem any capital stock of the Borrower until all indebtedness hereunder is paid and agree to waive any rights to require redemption that any shareholders may have until all such indebtedness is paid by the Borrower;

         (e) Certification that there exits no pending or threatened litigation, the result of which could have an adverse effect on the business or financial condition of the Borrower; and

         (f) All other documents required in connection with the Revolver.

7. AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, from the date hereof, and so long as any obligations of the Borrower to the Lender remain outstanding, unless the Lender consents otherwise in writing, the Borrower shall:

         (a) furnish to the Lender, as soon as available but in any event not later than ninety (90) days after the close of each fiscal year, an audited financial statement of the Borrower for such fiscal year including a balance sheet, related statements of income and retained earnings, and the related statements of changes in financial position, setting forth in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, said statements to be audited by an independent certified public accountant;

         (b) furnish to the Lender, as soon as available but in no event later than twenty (20) days after the close of each calendar quarter during the term of the Revolver, a management-prepared financial statement of the Borrower, including a balance sheet and related statements of income and retained earnings, all in reasonable detail prepared in accordance with generally accepted accounting principles;

         (c) furnish to the Lender as soon as available but in any event no later than twenty (20) days after the end of each month, a certificate of no default under the Revolver, executed and certified to the Lender by an officer of the Borrower, an accounts receivable aging report, an accounts payable aging and an inventory report, all in reasonable detail and including such information as the Lender may request;

         (d) pay all taxes promptly when due or, if the validity or amount of such taxes is contested in good faith and adequate reserves have been established, pay such taxes after proceedings relating to them are completed;

         (e) conduct its affairs in compliance with all applicable laws, regulations and the interpretations thereof, and with the requirements of all regulatory authorities having jurisdiction over it;

         (f) furnish to the Lender promptly after the commencement thereof, notice of any action, suit, proceeding or occurrence which, if resolved unfavorably to the Borrower would result in a material adverse change in the financial condition of the Borrower;

         (g) maintain and preserve its corporate existence and all rights, privileges and other authority for the conduct of its businesses;

         (h) maintain its properties and facilities in good order and repair;

         (i) keep its business and properties insured at all times by insurance companies and in such amounts as are acceptable to the Lender;

         (j) permit representatives of the Lender to visit and inspect the assets, books, records, papers and financial reports of the Borrower and to discuss its affairs, finances and accounts with its principal officers and accountants;

         (k) maintain the truthfulness and correctness of any representations and warranties set forth hereunder; and

         (l) pay all obligations to the Lender in accordance with the terms and conditions of this Agreement or any other agreements or documents obligating the Borrower to the Lender.

8. NEGATIVE COVENANTS

The Borrower covenants and agrees that from the date hereof, and so long as any obligations of the Borrower to the Lender remain outstanding, the Borrower will not, without the Lender's prior written consent:

         (a) incur additional indebtedness in an amount exceeding fifty thousand dollars ($50,000) in the aggregate in each respective fiscal year, other than trade obligations, accruals, and taxes incurred in the ordinary course of business;

         (b) permit any loans or advances to, or guarantee any indebtedness of, any shareholders, employees, insiders or affiliates of the Borrower in excess of ten thousand dollars ($10,000) in the aggregate at any time;

         (c) sell, lease, transfer or otherwise dispose of any of the Borrower's properties or assets other than in the normal course of business, or enter into any sale lease-back arrangement;

         (d) merge with or acquire all or substantially all of the assets of any other entity if as a result the Borrower would not be the surviving entity;

         (e) liquidate or dissolve, whether voluntarily or involuntarily;

         (f) repurchase or redeem any capital stock of the Borrower;

         (g) change the ownership, name or the nature of its business;

         (h) permit, declare, pay or otherwise commit to distribute any dividends or distributions on the Borrower's capital stock;

         (i) change or remove Jerold H. Kritchman or Jayme A. Kritchman from their current management positions with the Borrower; or

         (j) make capital expenditures which exceed one hundred thousand dollars ($100,000) in the aggregate during any fiscal year.

9. EXPENSES

The Borrower shall be responsible and liable for and shall pay all expenses and costs in connection with the preparation to close and the closing of the Revolver and, additionally, Borrower shall pay any taxes and filing, search and recording fees. The Borrower shall also be responsible and liable for, and shall hold the Lender harmless from, and shall pay all costs and expenses incurred in connection with, the administration and enforcement of any of the Borrower's obligations to the Lender.

10. DEFAULTS AND REMEDIES

If any one or more of the following events of default (an "Event of Default") shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), that is to say:

         (a) any representation or warranty made herein or in any report, certificate, or other instrument furnished in connection with this Agreement, or the borrowings hereunder, shall prove to be false or misleading in any respect;

         (b) default shall occur in the payment of principal or interest on any indebtedness created hereunder, when and as the same shall become due and payable, whether at the due date or by acceleration or otherwise, which remains unpaid twenty (20) days after the due date of such payment;

         (c) any default or violation shall occur on the part of the Borrower in the due observance or performance of any covenant, agreement or other provision of this Agreement other than for the payment of money, which shall remain uncured past any cure period provided for herein, and if no such cure period is specified, if such default shall remain uncured for twenty (20) days after notice of such default or violation has been given by the Lender to the Borrower, or after the Borrower has knowledge of such default or violation, whichever is earlier;

         (d) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for the benefit of creditors, or a liquidator of the Borrower or of any of the Borrower's property; (ii) admit in writing the Borrower's inability to pay its debts as they mature or generally fail to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated as bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law; or (vi) take any action for the purpose of effecting any of the foregoing;

         (e) an order, judgment or decree shall be entered against the Borrower without its application, approval or consent, or by any court of competent jurisdiction, approving a petition seeking its reorganization or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of any of its assets, and such order, judgment or decree shall continue unstay-ed and in effect for a period of thirty (30) days from the date of entry thereof;

         (f) any material adverse change in the financial or business condition of the Borrower; or

         (g) the Borrower's corporate existence is changed;

then, and in every such Event of Default, the Lender may, at its option, (i) declare all indebtedness of principal and interest hereunder forthwith to be due and payable, whereupon the Note shall become due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding, and (ii) exercise all legal rights and remedies against the Borrower for the indebtedness of the Borrower to the Lender.

11. NOTICE

All notices required or allowed to be given hereunder shall be delivered by hand or sent by certified mail return receipt requested, overnight courier or facsimile transmission, to the party to which such notice is to be given as follows:

         If to the Borrower:           Ackeeox Corp.
                                       2835 N. Military Trail
                                       West Palm Beach, FL 33409
                                       Fax No.: 561-616-0775
                                       Attn: Jerold H. Kritchman

         With a copy to:               Mirkin & Woolf, P.A.
                                       1700 Palm Beach Lakes Blvd. #580
                                       West Palm Beach, FL 33401
                                       Fax No.: 561-687-3447
                                       Attn: Mark H. Mirkin, Esq.

         If to the Lender:             Oxtails Corp.
                                       2835 N. Military Trail
                                       West Palm Beach, FL 33409
                                       Fax No.: 561-616-0775
                                       Attn: Jayme A. Kritchman

provided that additional addresses for the giving of notice may be thereafter designated by the giving of written notice thereof to the other party. Such notices shall be deemed given or made three (3) business days following deposit in the U.S. Mail, certified return receipt requested, or immediately upon receipt if delivered by hand, overnight courier or facsimile transmission addressed as herein provided.

12. MISCELLANEOUS

         (a) This Agreement is personal in nature and may not be assigned.

         (b) Any rights or remedies of the Lender hereunder or under the Note, or any other documents executed in connection herewith, shall be cumulative and in addition to every right or remedy contained herein or therein, at law or in equity or by statute or otherwise. Upon the occurrence of any Event of Default hereunder, or as set forth in the Note, or any other agreement between the Borrower and the Lender, the Lender may proceed to enforce its rights against the Borrower at such time, or from time to time, as the Lender in its sole discretion, shall determine.

         (c) No delay or omission on the part of the Lender in exercising any right, power or privilege hereunder or under the Note or any other writings between the parties hereto shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

         (d) This Agreement may not be altered, modified or rescinded except in writing executed by the Lender and the Borrower.

         (e) All covenants, agreements, representations and warranties contained herein shall survive the funding of the Revolver by the Lender and the execution of the Note and any other ancillary documents, and shall continue in full force and effect so long as any indebtedness of the Borrower to the Lender remains outstanding.

THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT, DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     OXTAILS CORP.


                                     By: /s/ Jayme A. Kritchman
                                         ---------------------------------------
                                         Jayme A. Kritchman, Vice President


                                     ACKEEOX CORP.


                                     By: /s/ Jerold H. Kritchman
                                         ---------------------------------------
                                         Jerold H. Kritchman, President

                                  EXHIBIT "A"

                                PROMISSORY NOTE

$80,000.00                                              West Palm Beach, Florida
                                                        October __, 2000


     FOR VALUE RECEIVED, the undersigned, ACKEEOX CORP., a Florida corporation ("MAKER"), promises to pay to the order of OXTAILS CORP., a Florida corporation ("PAYEE"), at such address as PAYEE or any other holder of this Note may designate in writing from time to time the principal sum of EIGHTY THOUSAND DOLLARS ($80,000), or so much thereof as may be advanced and outstanding from time to time, together with interest thereon at the rate of nine percent (9%) per annum to be calculated on the basis of a three hundred sixty (360) day year.

This Note constitutes the "Note" described in that certain Credit Agreement of even date herewith between MAKER and PAYEE (the "Agreement"), and the principal and the interest due hereunder shall be payable in accordance with the terms and provisions of the Agreement applicable to the Note. This Note shall be deemed to evidence the principal amount actually outstanding under the "Revolver" described in the Agreement, even though the face amount hereof may be in excess of such principal amount outstanding from time to time.

The terms and provisions of the Agreement are incorporated by this reference as though set forth in full herein, and any default under the Agreement shall constitute a default under this Note. In the event of any conflict or inconsistency between the terms and provisions of this Note and those of the Agreement, the terms and provisions of the Agreement shall in all respects govern and control.

In the event of any default under the Agreement which is not cured within any applicable grace period, including a failure to make any payment of principal or interest due hereunder on the due date thereof, PAYEE may, at its option, accelerate maturity, and the unpaid principal balance hereof and all accrued interest shall thereupon immediately become due and payable. Failure to exercise this option with respect to any failure or breach by MAKER shall not constitute a waiver of the right as to any subsequent failure or breach.

MAKER and all endorsers, guarantors, sureties and other parties now or hereafter liable for the payment of any sum or sums due or to become due under the terms of this Note waive presentment, protest and demand, and notice of protest, demand and dishonor, and nonpayment of this Note, and consent that the holder hereof shall have the right, without notice, to deal in any way at any time with any party hereto, or to grant any extension or extensions of time for payment of any of said indebtedness or any other indulgences or forbearances whatsoever.

MAKER further agrees to pay all reasonable costs of collection, including reasonable attorneys' fees (inclusive of any bankruptcy or appellate proceedings), in case the principal of this Note or any interest thereon is not paid when due, whether suit be brought or not.

No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. No waiver shall be effective unless in writing and signed by the holder.

Except as otherwise specifically provided with respect to the calculation of interest, this Note shall be governed as to validity, interpretation, construction, effect and all other respects by the laws and decisions of the State of Florida.

The undersigned hereby specifically authorizes any action brought upon the enforcement of this Note by PAYEE to be instituted and prosecuted in the Circuit Court of Palm Beach County, Florida.

All payments made hereunder shall be credited first to accrued interest and then to principal; however, in the event of any default hereunder, PAYEE may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal, and/or lawful charges and expenses then accrued.

From and after the due date of any payment(s) under this Note, either according to its terms or as a result of a declaration of acceleration made by the holder hereof, such past due payment(s) shall bear interest from the due date until paid, at the highest rate permitted under applicable law, or eighteen percent (18%) per annum, whichever is lower, provided, however, in no event shall such rate exceed the highest rate permissible under applicable law.

This Note is binding upon MAKER and its successors and assigns.

PAYEE BY ITS ACCEPTANCE HEREOF AND MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE ACCEPTING THIS NOTE FROM MAKER AND FOR PAYEE ENTERING INTO THIS AGREEMENT.


                                   ACKEEOX CORP.

                                   By: /s/ Jerold A. Kritchman
                                      -----------------------------------------
                                      Jerold A. Kritchman, President



                                      -2-